M/A-COM Technology Solutions Holdings, Inc. Reports Third Quarter of Fiscal 2012

Financial Results

LOWELL, MA, August 2, 2012 — M/A-COM Technology Solutions Holdings, Inc. (NASDAQ: MTSI) (“M/A-COM Tech”), a leading supplier of high performance analog semiconductor solutions, today reported its financial results for the third quarter of fiscal 2012 ended June 29, 2012.

Third Quarter Fiscal Year 2012 GAAP Results

•	Revenue was $77.1 million, compared to $77.5 million in the prior quarter;

•	Gross margin was 45.9 percent, compared to 47.2 percent in the prior quarter;

•	Operating margin was 20.0 percent, compared to 23.2 percent in the prior quarter;

•	Net income was $13.5 million, or $0.29 per diluted share, compared to a net loss of ($53.6) million, or ($8.02) per share in the prior quarter; and

•	Cash and cash equivalents were $77.6 million, with no debt outstanding as of June 29, 2012.

Third Quarter Fiscal Year 2012 Non-GAAP Results

•	Gross margin was 46.8 percent, compared to 47.7 percent in the prior quarter;

•	Operating margin was 22.5 percent, compared to 23.0 percent in the prior quarter; and

•	Net income was $11.8 million, or $0.25 per diluted share, compared to net income of $12.1 million, or $0.28 per diluted share in the prior quarter;

Commenting on the results, Charles Bland, Chief Executive Officer of M/A-COM Tech, stated “We experienced lower than expected revenue and gross margin this quarter stemming in large part from soft customer demand in Asia and Europe. In particular, we saw an unanticipated decrease in the Aerospace & Defense market, specifically in demand for our products targeting air traffic control and weather radar applications. Our gross margin was negatively impacted in large part due to this unfavorable market and product mix, with lower than expected contribution of generally higher gross margin A&D product revenue. On a positive note, we recognized a quarter-over-quarter improvement in the Networks market from sales of our products for wireless backhaul, MoCA, and optical applications.”

Mr. Bland concluded, “Although we were encouraged by the slight rebound in the Networks market, we currently expect the weaker demand environment and less favorable market and product mix we experienced in the third quarter to continue to impact our results in the coming quarter. While the current environment remains challenging, we are focused on achieving our long-term goals by ramping new products and furthering cost efficiencies.”

Business Outlook

Based on the present and projected end-market demand environment for its products, M/A-COM Tech currently expects fourth quarter of fiscal 2012 revenue to range between $72.0 million and $77.0 million, non-GAAP gross margin between 44.0 percent and 46.0 percent and non-GAAP earnings per diluted share between $0.18 and $0.23, based on an expected 48.0 million shares outstanding.

Conference Call

M/A-COM Tech will host a conference call on Thursday, August 2, 2012 at 5:00 p.m. Eastern Time to discuss its third quarter of fiscal 2012 financial results and Business Outlook. Investors and analysts may join the conference call by dialing 1-877-837-3908 and providing the confirmation code 96465059. International callers may join the teleconference by dialing 1-973-872-3000 and entering the same confirmation code at the prompt. A telephone replay of the call will be made available on August 2nd approximately two hours after the call and will remain available for 3 business days. The replay number is 1-855-859-2056 with a pass code of 96465059. International callers should dial 1-404-537-3406 and enter the same pass code at the prompt.

Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties in the Investors section of M/A-COM Tech’s website at http://www.macomtech.com. To listen to the live call, please go to the Investors section of M/A-COM Tech’s website and click on the conference call link at least fifteen minutes prior to the start of the conference call. For those unable to participate during the live broadcast, a replay will be available shortly after the call and will remain available for approximately 30 days.

About M/A-COM Technology Solutions Holdings, Inc.

M/A-COM Tech (www.macomtech.com) is a leading supplier of high performance analog semiconductor solutions for use in radio frequency (RF), microwave, and millimeter wave applications. Recognized for its broad portfolio of products, M/A-COM Tech serves diverse markets including CATV, wireless infrastructure, optical communications, aerospace and defense, automotive, industrial, medical, and mobile devices. M/A-COM Tech builds on more than 60 years of experience designing and manufacturing innovative product solutions for customers worldwide.

Headquartered in Lowell, Massachusetts, M/A-COM Tech is certified to the ISO9001 international quality standard and ISO14001 environmental management standard. M/A-COM Tech has design centers and sales offices throughout North America, Europe, Asia and Australia.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements based on M/A-COM Tech management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include, among others, information concerning our stated business outlook and future results of operations, expected weaker demand environment and less favorable market and product mix and impact on our results in the coming quarter, our expectations as to achieving our long-term goals by ramping new products and furthering cost efficiencies, as well as any statements regarding future trends, business strategies, competitive position, industry conditions and market opportunities. Forward-looking statements include all statements that are not historical facts and generally may be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” or similar expressions and the negatives of those terms.

Forward-looking statements contained in this press release reflect M/A-COM Tech’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause those events or our actual activities or results to differ materially from those expressed in any forward-looking statement. Although M/A-COM Tech believes that the expectations reflected in the forward-looking statements are reasonable, it cannot and does not guarantee future events, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, among others, the potential for continued weakness in our A&D market, lower than expected demand in any of our three primary markets or from any of our large OEM customers, lower than expected absorption in our manufacturing facilities, lack of success or slower than expected success in our new product development efforts, loss of business due to competitive factors, obsolescence, customer program shifts or otherwise, lower than anticipated or slower than expected customer acceptance of our new product introductions, the potential for a shift in the mix of products sold in any period toward lower-margin products or a shift in the geographical mix of our revenues, the impact of any acquisition, divestiture or restructuring activity, the impact of supply shortages or other disruptions in our internal or outsourced supply chain, the relative success of our cost-savings initiatives, the impact of any current or future litigation instituted by or against us, and the impact of any claims of intellectual property infringement or misappropriation, which could required us to pay substantial damages for infringement, expend significant resources in prosecuting or defending such matters or developing non-infringing technology, incur material liability for royalty or license payments, or prevent us from selling certain of our products, as well as those factors described in “Risk Factors” in M/A-COM Tech’s filings with the Securities and Exchange Commission (SEC), including its Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2012 as filed with the SEC on May 10, 2012. M/A-COM Tech undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

In addition to GAAP reporting, M/A-COM Tech provides investors with Non-GAAP financial reporting, including gross margin, operating margin, net income and other data calculated on a Non-GAAP basis. This Non-GAAP information excludes amortization of acquisition-related intangibles, share-based and other non-cash compensation expense, restructuring charges, changes in the carrying values of liabilities measured at fair value, other non-cash expenses and certain income tax items. Management does not believe that the excluded items are reflective of M/A-COM Tech’s underlying performance. The exclusion of these and other similar items from M/A-COM Tech’s Non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual. M/A-COM Tech believes this Non-GAAP financial information provides additional insight into M/A-COM Tech’s on-going performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to help them evaluate the results of M/A-COM Tech’s on-going operations and enable more meaningful period to period comparisons. These Non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and Non-GAAP financial data is included in the supplemental financial data attached to this press release.

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M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	June 29, 2012	March 30, 2012	July 1, 2011	June 29, 2012	July 1, 2011

Revenue	$77,125	$77,480	$78,700	$227,640	$231,493
Cost of revenue	41,721	40,931	44,582	124,272	134,516

Gross profit	35,404	36,549	34,118	103,368	96,977
Operating expenses:
Research and development	9,193	8,773	9,463	27,857	25,533
Selling, general and administrative	10,706	11,040	11,824	33,024	36,617
Accretion of contingent consideration	101	(1,247)	365	(977)	660
Restructuring charges	—	—	127	1,586	866

Total operating expenses	20,000	18,566	21,779	61,490	63,676
Income from operations	15,404	17,983	12,339	41,878	33,301
Other (income) expense:
Accretion of common stock warrant liability	(3,198)	7,447	7,291	2,791	10,241
Accretion of Class B conversion liability	—	57,739	39,631	44,119	57,051
Interest expense	161	203	135	545	750
Other income — related party	(91)	—	—	(91)	—

Total other (income) expense	(3,128)	65,389	47,057	47,364	68,042
Income (loss) before income taxes	18,532	(47,406)	(34,718)	(5,486)	(34,741)
Income tax provision	4,987	6,155	7,184	12,488	7,179

Net income (loss) from continuing operations	13,545	(53,561)	(41,902)	(17,974)	(41,920)
Net income from discontinued operations	—	—	1,887	—	754

Net income (loss)	13,545	(53,561)	(40,015)	(17,974)	(41,166)
Accretion of redeemable preferred stock and participating stock dividends	(41)	(1,201)	(1,364)	(2,616)	(79,062)

Net income (loss) attributable to common stockholders	$13,504	$(54,762)	$(41,379)	$(20,590)	$(120,228)

Net income (loss) per share:
Basic income (loss) per common share:
Income (loss) from continuing operations	$0.30	$(8.02)	$(26.17)	$(1.15)	$(84.49)
Income from discontinued operations	—	—	1.14	—	0.53

Net income (loss) — basic	$0.30	$(8.02)	$(25.03)	$(1.15)	$(83.96)

Diluted income (loss) per common share:
Income (loss) from continuing operations	$0.29	$(8.02)	$(26.17)	$(1.15)	$(84.49)
Income from discontinued operations	—	—	1.14	—	0.53

Net income (loss) — diluted	$0.29	$(8.02)	$(25.03)	$(1.15)	$(83.96)

Shares used to compute net income (loss) per share:
Basic	45,160	6,829	1,653	17,933	1,432

Diluted	47,264	6,829	1,653	17,933	1,432

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

CONDENSED CONSOLIDATED RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(unaudited)

(in thousands, except per share data)

	Three Months Ended
	June 29 , 2012		March 30 , 2012		July 1, 2011
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue

Gross profit — GAAP	$35,404	45.9%	$36,549	47.2%	$34,118	43.4%
Amortization expense	383	0.5	382	0.5	443	0.6
Non-cash compensation expense	302	0.4	42	0.1	134	0.2

Gross profit — Non-GAAP	$36,089	46.8%	$36,973	47.7%	$34,695	44.1%

Income from operations — GAAP	$15,404	20.0%	$17,983	23.2%	$12,339	15.7%
Amortization expense	640	0.8	639	0.8	739	0.9
Non-cash compensation expense	1,193	1.5	463	0.6	358	0.5
Accretion of contingent consideration	101	0.1	(1,247)	(1.6)	365	0.5
Restructuring charges	—	—	—	—	127	0.2

Income from operations — Non-GAAP	$17,338	22.5%	$17,838	23.0%	$13,928	17.7%

Net income(loss) — GAAP	$13,545	17.6%	$(53,561)	-69.1%	$(40,015)	-50.8%
Amortization expense	437	0.6	436	0.6	480	0.6
Non-cash compensation expense	815	1.1	316	0.4	233	0.3
Accretion of contingent consideration	69	0.1	(852)	-1.1	237	0.3
Restructuring charges	—	—	—	—	83	0.1
Accretion of common stock warrant liability	(3,198)	-4.1	7,447	9.6	7,291	9.3
Accretion of Class B conversion liability	—	—	57,739	74.5	39,631	50.4
Non-cash interest expense	46	0.1	50	0.1	31	—
Non-recurring tax items	126	0.2	520	0.7	2,912	3.7
Net income from discontinued operations	—	—	—	—	(1,887)	-2.4

Net income — Non-GAAP	$11,840	15.4%	$12,095	15.6%	$8,996	11.4%

Net income(loss) — GAAP:		Income per diluted share		Income (loss) per diluted share		Income (loss) per diluted share
Net income (loss)	$13,545	$0.29	$(53,561)	$(7.84)	$(40,015)	$(24.21)
Accretion of redeemable preferred stock and participating stock dividends	(41)	—	(1,201)	(0.18)	(1,364)	(0.83)

Net income (loss) attributable to common stockholders	$13,504	$0.29	$(54,762)	$(8.02)	$(41,379)	$(25.03)

Net income — Non-GAAP	$11,840	$0.25	$12,095	$0.28	$8,996	$0.22

Diluted shares — GAAP	47,264		6,829		1,653
Convertible preferred stock	—		33,591		37,748
Incremental stock options, warrants, restricted stock and units	549		2,342		2,349

Diluted shares — Non-GAAP	47,813		42,762		41,750

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	June 29, 2012	September 30, 2011
ASSETS
Current assets:
Cash and cash equivalents	$77,628	$45,668
Accounts receivable, net	50,592	46,212
Inventories	53,034	52,480
Deferred income taxes and other current assets	13,880	12,175

Total current assets	195,134	156,535
Property and equipment, net	30,926	25,364
Goodwill and intangible assets, net	24,152	26,071
Other assets	2,126	3,298

TOTAL ASSETS	$252,338	$211,268

LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
Accounts payable, accrued liabilities and other	$39,134	$38,990
Deferred revenue	7,879	13,119
Current portion of contingent consideration	9,525	15,000

Total current liabilities	56,538	67,109
Contingent consideration, less current portion	—	10,502
Common stock warrant liability	13,527	10,736
Class B conversion liability	—	81,378
Other long-term liabilities	1,618	4,362

Total liabilities	71,683	174,087

Redeemable and convertible preferred stock	—	182,018

Commitments and contingencies
Stockholders’ equity (deficit)	180,655	(144,837)

TOTAL LIABILITIES AND EQUITY (DEFICIT)	$252,338	$211,268

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	Nine Months Ended
	June 29, 2012	July 1, 2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(17,974)	$(41,166)
Adjustments to reconcile net loss to net cash from operating activities — net of effects from acquisition:
Accretion of common stock warrant liability	2,791	10,241
Accretion of Class B conversion liability	44,119	57,051
Depreciation and amortization	8,377	7,752
Accretion of contingent consideration	(977)	660
Share-based and other noncash incentive compensation	2,189	1,135
Amortization of deferred financing costs	200	110
Deferred income taxes and other	(1,737)	(11,651)
Change in operating assets and liabilities (net of assets acquired and liabilities assumed in acquisition):
Accounts receivable	(4,380)	(3,489)
Inventories	(554)	(6,799)
Prepaid expenses and other assets	(2,350)	(748)
Accounts payable and accrued liabilities and other	1,815	4,487
Deferred revenue	(5,240)	844

Net cash from operating activities	26,279	18,427

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of a business — net of cash acquired	—	(1,807)
Proceeds from sale of assets	—	3,042
Purchases of property and equipment	(13,511)	(6,721)

Net cash from investing activities	(13,511)	(5,486)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from initial public offering, net of underwriters’ discount	98,175	—
Payment of Class B preference	(60,000)	—
Financing and offering costs	(3,351)	—
Proceeds from stock option exercises	174	549
Payments on notes payable	—	(30,000)
Payments on capital leases	—	(1,426)
Proceeds from issuance of convertible preferred stock with warrants and conversion features	—	118,680
Excess tax benefits	232	—
Repurchase of common stock	(546)	—
Payment of contingent consideration	(15,000)	(8,825)
Payment of dividends	(475)	(79,137)
Payments to Mimix Holdings, Inc. preferred and common stockholders	(17)	—

Net cash from financing activities	19,192	(159)

NET INCREASE IN CASH AND CASH EQUIVALENTS	31,960	12,782
CASH AND CASH EQUIVALENTS — Beginning of period	45,668	23,946

CASH AND CASH EQUIVALENTS — End of period	$77,628	$36,728

Company Contact:

M/A-COM Technology Solutions Holdings, Inc.

Conrad Gagnon

Chief Financial Officer

P: 978-656-2550

E: Conrad.Gagnon@macomtech.com

Investor Relations Contact:

Shelton Group

Leanne K. Sievers

EVP, Investor Relations

P: 949-224-3874

E: lsievers@sheltongroup.com